Exhibit 99.1

Investor Relations Contact

Michelle Ahlmann (Levine), 650-603-5464

Public Relations Contact

Dave Peterson, 650-603-5231

MERCURY INTERACTIVE CORPORATION REPORTS THIRD QUARTER RESULTS

•	Revenue $165.4 million; Increase of 31% versus Q3 2003

•	Net Increase in Deferred Revenue of $19.3 million

•	Earnings Per Share: $0.21 GAAP; $0.27 Non-GAAP

•	Cash Flows from Operations: $43.3 million

MOUNTAIN VIEW, CALIF., — OCTOBER 20, 2004 — Mercury Interactive Corporation (NASDAQ: MERQ), the global leader in business technology optimization (BTO), today reported results for the third quarter ended September 30, 2004.

Revenue for the third quarter of 2004 was $165.4 million, an increase of 31 percent compared to $126.1 million reported in the third quarter of 2003.

Deferred revenue for the third quarter of 2004 increased by $19.3 million from the second quarter of 2004 to $346.6 million. Cash generated from operations for the third quarter of 2004 was $43.3 million compared to $22.2 million in the third quarter of 2003.

GAAP RESULTS

Net income for the third quarter of 2004 was $19.0 million, or $0.21 per diluted share, compared to a net loss of $6.7 million, or $0.08 per diluted share, for the same period a year ago.

GAAP results for the third quarter include stock-based compensation and amortization of intangible assets of $4.2 million, integration and other related charges of $1.0 million, a one-time non-cash charge for in-process research and development of $0.9 million, and a net loss on investments of $0.5 million.

NON-GAAP RESULTS

Net income for the third quarter of 2004 was $24.4 million, or $0.27 per diluted share, compared to $21.3 million, or $0.23 per diluted share, for the same period a year ago. Non-GAAP results, as presented in the attached reconciliation table, exclude the

Mercury Interactive Reports Third Quarter Results	Page 2

following recurring and non-recurring items: stock-based compensation and amortization of intangible assets, integration and other related charges, in-process research and development, a net loss on investments, and a non-cash excess facilities charge.

On July 1, 2004, Mercury completed its previously announced acquisition of Appilog for $51.5 million in cash as well as assuming all of Appilog’s outstanding options. This acquisition resulted in a one-time charge for in-process research and development of $0.9 million and amortization of intangible assets of $0.5 million, both of which are included in the previously mentioned GAAP results.

“We are very pleased with our strong results this quarter,” said Amnon Landan, chairman and CEO at Mercury. “Mercury is in a large and growing market, customers are increasing their investments in our BTO offerings, and we continue to execute.”

STOCK BUYBACK

On July 28, 2004, Mercury announced that its board of directors had approved a new program to repurchase up to $400 million of the company’s common stock over the next two years. The specific timing and amount of repurchases will vary based on market conditions, securities law limitations and other factors. As of September 30, 2004, 9,675,000 shares had been repurchased for $332.2 million, with an average all-in cost per share of $34.33.

FINANCIAL OUTLOOK

The following financial outlook is provided based on information as of October 20, 2004, and Management assumes no duty to update this guidance. Management provides the following guidance for the fourth quarter and full year ending December 31, 2004:

•	Revenue for the fourth quarter is expected to be in the range of $185 million to $195 million.

•	Net increase in deferred revenue for the fourth quarter is expected to be in the range of $40 million to $50 million.

Mercury Interactive Reports Third Quarter Results	Page 3

•	Non-GAAP operating margin is reiterated for the full year to be in the range of 17 percent to 20 percent.

•	GAAP diluted earnings per share for the fourth quarter is expected to be in the range of $0.28 to $0.34.

•	Non-GAAP diluted earnings per share for the fourth quarter is expected to be in the range of $0.32 to $0.38. This excludes approximately $300,000 of integration and other related charges and $4.0 million of stock-based compensation and amortization of intangibles.

•	Fully diluted shares are expected to be in the range of 87.5 to 89.5 million for the fourth quarter and 93 to 95 million for the full year.

•	Cash flows from operations for the fourth quarter is expected to be in the range of $60 million to $70 million.

Non-GAAP guidance is adjusted from GAAP guidance by excluding the following recurring and non-recurring items: stock-based compensation and amortization of intangible assets, integration and other related charges, in-process research and development, a net loss on investments and a non-cash excess facilities charge.

Based on the recent issuance of EITF 04-08, “The Effect of Contingently Convertible Debt on Diluted Earnings per Share”, beginning in the fourth quarter of 2004 we will include 9,673,050 shares in our fourth quarter and full year weighted average share calculation. Our fourth quarter 2004 earnings per share guidance will be affected by this increase in shares on a GAAP and non-GAAP basis of $0.03 to $0.04. Our full year 2004 earnings per share guidance will be affected by this increase in shares on a GAAP basis of $0.07 to $0.08 and on a non-GAAP basis of $0.10 to $0.11.

QUARTERLY CONFERENCE CALL

Mercury will host a conference call to discuss second quarter results at 2:00 p.m. Pacific Time today. A live Webcast of the conference call, together with supplemental financial information, can be accessed through the company’s Investor Relations Web site at http://www.mercury.com/ir. In addition, an archive of the Webcast can be accessed through the same link. An audio replay of the call will be available until midnight on October 26, 2004. The audio replay can be accessed by calling 888-203-1112 or 719-457-0820, conference call code: 828480.

Mercury Interactive Reports Third Quarter Results	Page 4

ABOUT MERCURY

Mercury Interactive Corporation (NASDAQ: MERQ), the global leader in business technology optimization (BTO), is committed to helping customers optimize the business value of information technology. Founded in 1989, Mercury conducts business worldwide and is one of the fastest growing enterprise software companies today. Mercury provides software and services to govern the priorities, people, and processes of IT; deliver and manage applications; and integrate IT strategy and execution. Customers worldwide rely on Mercury offerings to improve quality and performance of applications and manage IT costs, risks and compliance. Mercury BTO offerings are complemented by technologies and services from global business partners. For more information, please visit www.mercury.com.

FORWARD LOOKING STATEMENTS

This press release contains “forward-looking statements” under the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties concerning Mercury’s expected financial performance, as well Mercury’s future business prospects and product and service offerings. Mercury’s actual results may differ materially from the results predicted or from any other forward-looking statements made by, or on behalf of, Mercury and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among other things: 1) the mix of perpetual and term licenses and the effect of the timing of the recognition of revenue from products sold under term licenses; 2) Mercury has historically received a substantial portion of its orders at the end of the quarter and if an order shortfall occurs at the end of a quarter it could negatively impact the company’s operating results for that quarter; 3) the dependence of Mercury’s financial growth on the continued success and acceptance of its existing and new software products and services, and the success of its BTO strategy; 4) uncertainties related to the integration of products and services, employees and operations as a result of acquisitions, including the recent acquisition of Appilog; 5) the ability to attract and retain key personnel; 6) intense

Mercury Interactive Reports Third Quarter Results	Page 5

competition for Mercury’s products and services; and 7) the additional risks and important factors described in Mercury’s SEC reports, including the Annual Report to Stockholders on Form 10-K for the fiscal year ended December 31, 2003, and the Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2004, which are available at the SEC’s website at www.sec.gov. All of the information in this press release is made as of October 20, 2004, and Mercury undertakes no duty to update this information.

NON-GAAP FINANCIAL INFORMATION

Mercury provides non-GAAP net income and earnings per share data as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. Mercury’s management believes these non-GAAP measures are useful to investors because this supplemental information facilitates comparisons to prior periods. Management uses these non-GAAP measures to evaluate its financial results, develop budgets and manage expenditures. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the comparable GAAP results, which is attached to this press release.

# # #

Editor’s Note

Tables Attached: Condensed Consolidated Statements of Operations, Condensed Consolidated Balance Sheets, Condensed Consolidated Statements of Cash Flows, Table of Reconciliation from GAAP to Non-GAAP.

Mercury, Mercury Interactive and the Mercury logo are trademarks or registered trademarks of Mercury Interactive Corporation in the United States and/or other countries. Other product and company names are used herein for identification purposes only, and may be trademarks of their respective companies.

MERCURY INTERACTIVE CORPORATION

379 N. Whisman Road

Mountain View, CA 94043

Tel: (650) 603-5200 Fax: (650) 603-5300

www.mercury.com

Mercury Interactive Reports Third Quarter Results	Page 6

MERCURY INTERACTIVE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2004	2003	2004	2003
Revenues:
License fees	$58,894	$47,208	$176,409	$139,998
Subscription fees	38,433	26,601	108,968	68,362

Total product revenues	97,327	73,809	285,377	208,360
Maintenance fees	49,148	41,210	144,180	115,540
Professional service fees	18,936	11,037	51,707	30,597

Total revenues	165,411	126,056	481,264	354,497

Costs and expenses:
Cost of license and subscription	9,943	7,669	29,645	20,976
Cost of maintenance	3,996	3,086	11,540	8,594
Cost of professional services	15,743	9,940	44,141	24,020
Marketing and selling	74,921	57,431	225,132	165,922
Research and development	18,617	14,459	53,666	39,168
General and administrative	14,931	9,818	39,200	28,640
Stock-based compensation	185	299	577	683
Acquisition related charges	900	10,688	900	11,968
Integration and other related charges	985	1,380	3,095	2,297
Amortization of intangible assets	3,979	2,367	11,663	3,524
Excess facilities charge	—	16,882	9,178	16,882

Total costs and expenses	144,200	134,019	428,737	322,674

Income (loss) from operations	21,211	(7,963)	52,527	31,823
Other income, net	2,675	2,955	9,271	7,723

Income (loss) before provision for income taxes	23,886	(5,008)	61,798	39,546
Provision for income taxes	4,843	1,656	12,236	11,131

Net income (loss)	$19,043	$(6,664)	$49,562	$28,415

Net income (loss) per share (basic)	$0.22	$(0.08)	$0.55	$0.33

Net income (loss) per share (diluted)	$0.21	$(0.08)	$0.52	$0.31

Weighted average common shares (basic)	87,908	87,705	90,593	86,125

Weighted average common shares and equivalents (diluted)	91,541	87,705	95,854	91,320

Mercury Interactive Reports Third Quarter Results	Page 7

MERCURY INTERACTIVE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	September 30, 2004	December 31, 2003
ASSETS
Current assets:
Cash and cash equivalents	$300,644	$549,278
Short-term investments	175,359	157,082
Trade accounts receivable, net	145,689	142,908
Prepaid expenses and other assets	76,599	64,485

Total current assets	698,291	913,753

Long-term investments	582,921	527,348
Property and equipment, net	73,351	73,203
Investments in non-consolidated companies	12,762	13,928
Debt issuance costs, net	12,185	14,965
Goodwill	399,610	347,616
Intangible assets, net	42,363	45,126
Restricted cash	6,000	6,000
Interest rate swap	8,203	11,557
Other assets	19,287	17,456

Total assets	$1,854,973	$1,970,952

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14,639	$17,584
Accrued liabilities	97,397	96,637
Deferred tax liabilities, net	28,211	28,367
Income taxes payable	44,574	35,404
Short-term deferred revenue	260,370	212,716

Total current liabilities	445,191	390,708
Convertible notes	807,871	811,159
Long-term deferred revenue	86,250	67,909
Other long-term payables, net	2,534	807

Total liabilities	1,341,846	1,270,583

Stockholders’ equity:
Common stock	187	181
Additional paid-in capital	560,400	468,150
Treasury stock	(348,268)	(16,082)
Notes receivable from issuance of common stock	(4,636)	(6,580)
Unearned stock-based compensation	(759)	(1,533)
Accumulated other comprehensive loss	(5,811)	(6,219)
Retained earnings	312,014	262,452

Total stockholders’ equity	513,127	700,369

Total liabilities and stockholders’ equity	$1,854,973	$1,970,952

Certain reclassifications have been made to the December 31, 2003 balances to conform to the September 30, 2004 presentation.

Mercury Interactive Reports Third Quarter Results	Page 8

MERCURY INTERACTIVE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2004	2003	2004	2003
Cash flows from operating activities:
Net income (loss)	$19,043	$(6,664)	$49,562	$28,415
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	5,354	4,384	15,446	12,527
Sales reserves	1,366	1,596	1,124	360
Unrealized (gain) loss on interest rate swap	49	56	67	(36)
Amortization of intangible assets	3,979	2,367	11,663	3,524
Stock-based compensation	185	299	577	683
Loss on investments in non-consolidated companies	556	177	1,011	1,516
Loss on disposals of assets	93	—	368	—
Gain on sale of available-for-sale securities	—	—	(336)	—
Unrealized gain on warrant	(90)	(237)	(482)	(237)
Write-off of in-process research and development	900	10,688	900	11,968
Excess facilities charge	—	16,882	9,178	16,882
Tax benefit from employee stock options	796	—	2,388	—
Deferred income taxes	(1,327)	(11,246)	(3,990)	(10,170)
Changes in assets and liabilities, net of effect of acquisitions:
Trade accounts receivable	539	(27,842)	(3,767)	(14,685)
Prepaid expenses and other assets	1,423	(9,036)	(7,157)	(11,594)
Accounts payable	(4,510)	(2,382)	(3,864)	(2,690)
Accrued liabilities	(8,620)	(1,744)	(3,492)	(696)
Income taxes payable	4,257	13,888	9,167	15,949
Deferred revenue	19,418	31,055	66,075	61,938
Other long-term payables	(64)	—	1,993	—

Net cash provided by operating activities	43,347	22,241	146,431	113,654

Cash flows from investing activities:
Maturities of investments	297,209	323,944	934,679	1,504,112
Purchases of investments	(239,171)	(439,904)	(1,008,323)	(1,725,260)
Proceeds from sale of available-for-sale securities	—	—	1,696	—
Proceeds from return on investment in non-consolidated company	—	—	1,525	—
Purchases of investments in non-consolidated companies	(750)	(375)	(2,250)	(1,125)
Cash paid in conjunction with the acquisition of Performant	—	(93)	—	(22,018)
Cash paid in conjunction with the acquisition of Kintana	—	(131,392)	(163)	(131,392)
Cash paid in conjunction with a technology purchase from Allerez	—	(1,270)	—	(1,270)
Cash paid in conjunction with the acquisition of Appilog	(48,923)	—	(48,923)	—
Net proceeds from sale of assets and vacant facilities	41	—	2,681	—
Acquisition of property and equipment, net	(5,951)	(4,714)	(25,231)	(12,347)

Net cash provided by (used in) investing activities	2,455	(253,804)	(144,309)	(389,300)

Cash flows from financing activities:
Proceeds (costs) from issuance of convertible notes, net	—	(66)	—	488,132
Proceeds from issuance of common stock under stock option and employee stock purchase plans	12,996	31,871	79,914	55,404
Repurchase of common stock	(332,186)	—	(332,186)	—
Collection of notes receivable from issuance of common stock	3	1,309	1,439	3,755

Net cash provided by (used in) financing activities	(319,187)	33,114	(250,833)	547,291

Effect of exchange rate changes on cash	69	(193)	77	632

Net increase (decrease) in cash and cash equivalents	(273,316)	(198,642)	(248,634)	272,277
Cash and cash equivalents at beginning of period	573,960	820,042	549,278	349,123

Cash and cash equivalents at end of period	$300,644	$621,400	$300,644	$621,400

Mercury Interactive Reports Third Quarter Results	Page 9

MERCURY INTERACTIVE CORPORATION

TABLE OF RECONCILIATION FROM GAAP TO NON-GAAP

(in thousands, except per share data)

(unaudited)

	Three months ended September 30,				Nine months ended September 30,
	2004		2003		2004		2003
GAAP Net Income (Loss) to Non-GAAP Net Income:
GAAP net income (loss)	$19,043		$(6,664)		$49,562		$28,415
In-process research and development (Performant)	—		—		—		1,280
In-process research and development (Kintana)	—		10,688		—		10,688
In-process research and development (Appilog)	900		—		900		—
Bonus program (Performant)	985		981		3,095		1,898
Integration costs (Kintana)	—		399		—		399
Excess facilities charge	—		16,882		9,178		16,882
Gain on sale of available-for-sale securities	—		—		(336)		—
Net loss on investments in non-consolidated companies and warrant	466		—		529		—
Stock-based compensation and amortization of intangible assets (Freshwater)	71		571		949		1,853
Stock-based compensation and amortization of intangible assets (Performant)	297		326		897		585
Stock-based compensation and amortization of intangible assets (Kintana)	3,156		1,658		9,488		1,658
Stock-based compensation and amortization of intangible assets (other)	148		111		414		111
Amortization of intangible assets (Appilog)	492		—		492		—
Provision for income taxes	(1,199)		(3,666)		(5,070)		(3,849)

Non-GAAP Net Income	$24,359		$21,286		$70,098		$59,920

GAAP Diluted EPS to Non-GAAP Diluted EPS:
GAAP net income (loss) per share-diluted	$0.21		$(0.08)		$0.52		$0.31
In-process research and development (Performant)	—		—		—		0.01
In-process research and development (Kintana)	—		0.11		—		0.12
In-process research and development (Appilog)	0.01		—		0.01		—
Bonus program (Performant)	0.01		0.01		0.03		0.02
Integration costs (Kintana)	—		0.00	(1)	—		0.00	(1)
Excess facilities charge	—		0.18		0.10		0.18
Gain on sale of available-for-sale securities	—		—		(0.00	)(1)	—
Net loss on investments in non-consolidated companies and warrant	0.01		—		0.01		—
Stock-based compensation and amortization of intangible assets (Freshwater)	0.00	(1)	0.01		0.01		0.02
Stock-based compensation and amortization of intangible assets (Performant)	0.00	(1)	0.00	(1)	0.01		0.01
Stock-based compensation and amortization of intangible assets (Kintana)	0.03		0.02		0.10		0.02
Stock-based compensation and amortization of intangible assets (other)	0.00	(1)	0.00	(1)	0.00	(1)	0.00	(1)
Amortization of intangible assets (Appilog)	0.01		—		0.01		—
Provision for income taxes	(0.01)		(0.04)		(0.05)		(0.04)

Non-GAAP net income per share-diluted	$0.27		$0.23	(2)	$0.73	(2)	$0.66	(2)

(1) Amount is less than $0.005
(2) Amount does not foot due to rounding

GAAP Operating Margin to Non-GAAP Operating Margin:
GAAP operating margin	12.8%		(6.3)%		10.9%		9.0%
In-process research and development (Performant)	—		—		—		0.4%
In-process research and development (Kintana)	—		8.5%		—		3.0%
In-process research and development (Appilog)	0.5%		—		0.2%		—
Bonus program (Performant)	0.6%		0.8%		0.6%		0.5%
Integration costs (Kintana)	—		0.3%		—		0.1%
Excess facilities charge	—		13.4%		1.9%		4.8%
Stock-based compensation and amortization of intangible assets (Freshwater)	0.0	%(1)	0.5%		0.2%		0.5%
Stock-based compensation and amortization of intangible assets (Performant)	0.2%		0.3%		0.2%		0.2%
Stock-based compensation and amortization of intangible assets (Kintana)	1.9%		1.3%		2.0%		0.5%
Stock-based compensation and amortization of intangible assets (other)	0.1%		0.1%		0.1%		0.0	%(1)
Amortization of intangible assets (Appilog)	0.3%		—		0.1%		—

Non-GAAP operating margin	16.5	%(2)	18.8	%(2)	16.2%		18.9	%(2)

(1)	Amount is less than 0.05%
(2)	Amount does not foot due to rounding